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                                                                   Exhibit 10.44

           DEVELOPMENT AND PHASE III CLINICAL TRIAL SUPPLY AGREEMENT

                 This DEVELOPMENT AND PHASE III CLINICAL TRIAL SUPPLY AGREEMENT is dated and effective as of May 22, 1997 by and between GUILFORD PHARMACEUTICALS INC., of 6611 Tributary Street, Baltimore, Maryland 21224 U.S.A, together with its subsidiaries and affiliates in which it owns more than 50% of the voting equity, "Guilford", on the one hand, and MDS NORDION INC., of 447 March Road, P.O. Box 13500, Kanata, Ontario K2K 1X8 Canada ("Nordion North America") and its wholly-owned subsidiary MDS NORDION S.A., of Zoning Industriel - B-6220, Fleurus, Belgium ("Nordion Europe"), on the other hand.
As used herein the term "Nordion" shall include Nordion North America and Nordion Europe.

                 WHEREAS, Guilford is the exclusive worldwide licensee of patent rights relating to GPI-200 (formerly referred to as I-123 radiolabeled RTI-55, or I-123 B-CIT) and is developing same as an imaging diagnostic for Parkinson's disease under the name, DOPASCAN(R) Injection (the "Product"); and

                 WHEREAS, Guilford and Nordion North America are parties to a Development and Supply Agreement, dated as of October 12, 1995 (the "U.S. Phase II Agreement"), pursuant to which Nordion North America validated certain equipment, developed the process and filed a Type II Drug Master File with the U.S. Food & Drug Administration ("FDA") in respect of, and supplied Product in connection with, a U.S. Phase II multi-center clinical trial for the Product sponsored by Guilford; and

                 WHEREAS, Guilford and Nordion North America and Nordion Europe are parties to a DOPASCAN Supply Agreement, dated as of July 10, 1996 (the "European Phase II Agreement"), pursuant to which Nordion Europe validated certain equipment, developed the process and filed an Exportation Dossier with appropriate European regulatory authorities in respect of, and agreed to supply Products in connection with, a European Phase II multi-center clinical trial for the Product sponsored by Guilford scheduled to commence in April 1997; and

                 WHEREAS, Guilford seeks a third party contractor to supply Product for Phase III clinical trials to be conducted in the United States and Canada ("North American Phase III Clinical Trials") and Europe ("European Phase III Clinical Trials"; the North American and European Phase III Clinical Trials collectively referred to as the "Phase III Clinical Trials"); and

                 WHEREAS, Guilford desires to retain Nordion, and Nordion desires to be retained by Guilford, to perform certain development work and to synthesize and supply the Product for Phase III Clinical Trials on the terms and conditions contained herein;

                 NOW, THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein, the parties hereto agree as follows:





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                 1.  Scope of Work.

                 (a) Nordion North America and Nordion Europe will, using due care and commercially reasonable best efforts, (i) perform the work (the "Development Work") specified to be performed by each in this Agreement relating to equipment procurement, configuration and validation in order to establish two (2) GMP (as defined below) facilities (one in North America and one in Europe), each with deliverable capacity of at least [ * ] Batches (as defined below) of [ * ] to [ * ] Vials (as defined below) per week, (ii) perform regulatory documentation respecting the supply of the Product for use in the North American and European Phase III Clinical Trials, respectively, as specified in Schedules A-1 and A-2, attached hereto, utilizing the equipment specified in Schedules B-1 and B-2, attached hereto (the procurement of each piece of which is subject to the prior approval of Guilford) ("Equipment"),
(iii) implement and maintain the policies and procedures and take the other actions as set forth on Schedule G attached hereto, and as may be requested by Guilford from time to time, and (iv) during the term of this Agreement, provide monthly written reports (each due on the last business day of each month) on the progress of its performance under this Agreement, and discuss same from time to time with Guilford as Guilford may request, but no less frequently than once every two weeks.

           The parties understand and agree that the Development Work and the supply of Product contemplated by this Agreement are to support Guilford's product, clinical and regulatory development plans respecting the Product, and ultimately for obtaining clearance from the FDA and other governmental authorities in Canada and Europe for marketing of the Product and to establish facilities, manufacturing processes and quality control/quality assurance procedures and systems that will be found in compliance with GMP (as defined below) and other applicable regulations in the event of an inspection by the FDA and/or other regulatory authorities in Canada or Europe. For purposes of this Agreement, "Europe" and "European" shall refer to each of the countries of the European Economic Area (Belgium, Italy, Denmark, Luxembourg, France, Netherlands, Germany, Portugal, Greece, Spain, Ireland, United Kingdom, Sweden, Finland, Austria, Iceland, Liechtenstein and Norway) and Switzerland. Nordion will comply with all applicable U.S., Canadian and European Good Laboratory Practices ("GLP"), U.S., Canadian and European Good Manufacturing Practices ("GMP") and other applicable U.S., Canadian and European regulations in order for the Development Work and the supplied Product to meet all applicable regulatory requirements for supply of the Product for, and the conduct and completion of, the Phase III Clinical Trials. Guilford shall prepare any FDA Chemistry, Manufacturing and Controls ("CMC") section of any filing with FDA for the Product and shall have reasonable access to all information contained in the Drug Master Files and Exportation Dossier (and necessary or desirable amendments thereto) relating to the Product and shall be entitled to copies thereof at no additional cost. Nordion Europe shall also prepare any European equivalent to the FDA CMC section for any filing with European regulatory authorities for the Product in the following European countries: Belgium, Austria, Germany, France, England and Denmark; and Nordion Europe will prepare such submissions in accordance with European Pharmacopeia requirements and monographs. Nordion hereby covenants and agrees to update and amend all Drug Master Files relating to the Product on a timely basis in accordance with Schedules A-1 and A-2 and in compliance with all applicable regulations. In addition, promptly





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following completion of the Development Work to be performed by it (but in no event more than 90 days thereafter), each of Nordion North America and Nordion Europe shall submit to Guilford a Phase III Development Report reasonably acceptable to Guilford in form and content sufficient for satisfactory examination by the FDA and other Canadian and European regulatory authorities. For purposes of guidance, Guilford would generally deem acceptable a Phase III Development Report containing substantially equivalent categories of information, in substantially equivalent detail, as was contained in the Nordion Europe Phase II Development Report under the European Phase II Agreement.

                 (b) Guilford will be responsible, either directly or at Guilford's election through a third party, for supplying Nordion with sufficient quantities of GPI-202 (formerly referred to as RTI-89) and the appropriate reference standards as listed in Schedules F-1 and F-2, respectively, attached hereto from time to time for Nordion to timely perform its obligations under this Agreement, at no charge to Nordion, F.O.B. Nordion's Vancouver, B.C. manufacturing facility, for supply for the North American Phase III Clinical Trials and F.O.B. Nordion's Fleurus, Belgium manufacturing facility, for supply for the European Phase III Clinical Trials.

                 (c) Title to any and all Equipment procured by Nordion hereunder and other items that may be procured hereunder at the direction of, and funded by, Guilford shall vest exclusively in Guilford, which shall have unencumbered rights, title and interest in all such Equipment and other items at all times. For purposes of this subsection 1(c), the term "Equipment" shall also include any equipment procured by Nordion under the U.S. Phase II Agreement and the European Phase II Agreement (lists of which have been previously supplied to Guilford). Nordion shall deliver to Guilford copies of all receipts for, written descriptions of and series numbers for all Equipment and other items that may be procured hereunder at the direction of, and funded by, Guilford.

                 2. Schedule. Nordion shall use commercially reasonable best efforts to perform and complete the Development Work, and the various components thereof, such that the Product shall be available for shipment in compliance with all applicable laws and regulations for the Phase III Clinical Trials on or before [ * ], pursuant to the timetable set forth in Schedules A-1 and A-2, respectively, attached hereto, it being understood that Guilford has a strategic objective to start the North American Phase III Clinical Trials by the [ * ], provided that such deadlines will be adjusted appropriately due to delay caused by Guilford or force majeure under Section 10 below. The parties agree that, in view of the Development Work and the importance to Guilford of the supply of Products pursuant to this Agreement, time and quality are of the essence in this Agreement.

                 3.  Consideration.

                 (a) As complete and exclusive consideration for the performance of the Development Work set forth on Schedules A-1 and A-2, respectively, attached hereto and the other activities and covenants set forth on Schedule G attached hereto, Guilford agrees to pay Nordion the amounts, at the times, set forth on Schedule C attached hereto (the "Consideration"), which shall be earned and payable in accordance with that Schedule, as well as amounts related to the procurement and





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installation of the Equipment as provided in Section 3(b) below.  As a condition to the payment of any of the Consideration upon the attainment of milestones set forth on Schedule C, attached hereto, an authorized representative of Nordion appointed in writing by an authorized corporate officer of Nordion (and in this connection Nordion hereby notifies Guilford that Mr. Jerry Porter shall be an authorized representative of Nordion for this purpose) shall certify in writing to Guilford that such milestone has been completed in accordance with the terms of this Agreement, such certification to be accompanied by applicable supporting documentation (e.g., invoices of Equipment or reports embodying the completed milestone). Guilford shall pay to Nordion the applicable milestone amount within thirty (30) days following receipt of any such certification and accompanying documentation, provided that Guilford may (without prejudice to any subsequent Audit and resulting adjustment, if any, which Guilford may conduct under the terms of this Agreement), during such thirty (30) calendar day period visit and review the relevant site to verify the achievement of the relevant milestones. If there is a dispute over the completion of the applicable milestone, the parties will try to resolve the dispute in good faith pursuant to the terms of Section 24 below to determine whether the relevant milestone has been met.

                 (b) In addition to the [ * ] Consideration for the Development Work set forth in Schedule C attached hereto, Nordion will procure and install the Equipment as listed on Schedule B-1 and Schedule B-2 attached hereto, estimated to cost [ * ]. Within ten (10) business days of the signing of this Agreement, Guilford will deliver to Nordion an initial advance of [ * ] (the "First Advance"), which amount will be held by Nordion for the benefit of Guilford and shall be used solely to procure the Equipment as contemplated by this Agreement. As and when such funds need to be disbursed in order to procure the Equipment, Nordion will fax Guilford seeking authorization for Nordion to expend monies out of such funds, together with documentation (whether invoice, specifications or otherwise) relating to the Equipment reasonably sufficient for Guilford to confirm that such Equipment is necessary or desirable for the purposes of this Agreement. Upon return fax authorization signed by a representative of Guilford, Nordion will disburse funds from such advance for the relevant Equipment. When the First Advance has been or is about to be depleted, Nordion will notify Guilford, and Guilford will deliver the remaining [ * ] (the "Second Advance") which will be retained and disbursed in the same manner as the First Advance. During or following procurement of the Equipment, Guilford retains the right to review and audit the procurement of the Equipment. Any unused funds advanced by Guilford to Nordion as aforesaid will be returned to Guilford following completion of the installation of the Equipment.

                 4.  Production and Supply for Phase III Clinical Trials.

                 (a) During the term of this Agreement, following satisfactory completion of the Development Work, Guilford agrees to purchase from Nordion, and (i) Nordion North America agrees to produce and supply, Guilford's entire requirement of Product for the North American Phase III Clinical Trials, and
(ii) Nordion Europe agrees to produce and supply Guilford's entire requirement of Product for the European Phase III Clinical Trials. In the event of termination of this Agreement by Guilford for other than "good reason" ("good reason" being breach of this Agreement by Nordion or failure by Nordion, other than due to the fault of Guilford, to timely achieve the





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objectives of the Development Work set forth in this Agreement) prior to completion of the Development Work by Nordion, Guilford will pay to Nordion within thirty (30) days of such termination a cancellation fee of [ * ]. In the event of termination of this Agreement by Guilford for other than "good reason" following completion of the Development Work by Nordion, Guilford must elect in writing within thirty (30) days of such termination either to: (i) order and take delivery of at least [ * ] Batches from Nordion North America and [ * ] Batches from Nordion Europe (inclusive of Batches already ordered by Guilford), on the terms contained in Section 5, on or before the later of [ * ]; or (ii) pay the aforesaid [ * ] cancellation fee (reduced proportionately to the extent Guilford actually takes delivery of and pays for Batches less than [
* ] Batches). In case Guilford elects to pay the cancellation fee instead of ordering the minimum number of Batches, such fee will be paid within ten (10) days of such election. Nordion warrants that all Product supplied by Nordion shall meet the specifications set forth in Schedules D-1 and D-2, respectively, attached hereto as delivered at the clinical sites (the "Specifications") and further represents and warrants that the Specifications and the methodologies used to synthesize the Product for use in Phase III Clinical Trials shall meet all applicable U.S., Canadian and European regulatory requirements in order to conduct such clinical trials and to support Guilford's (or its designee's) application for clearance to market the Product in the U.S., Canada and Europe. Nordion will use its commercially reasonable best efforts to supply Product in the quantities, at the times and at the locations designated by Guilford in connection with the Phase III Clinical Trials.

                 (b) Guilford or its designate shall forward orders to Nordion North America, Attention: Customer Service in the case of the North American Phase III Clinical Trials and to Nordion Europe in the case of the European Phase III Clinical Trials, in each case setting out the recipient of the Product, shipping address, protocol number, IND number, either the applicable U.S. Nuclear Regulatory Commission Materials License Number or state equivalent of the receiving institution, IRS number and contact name, address and telephone and fax numbers of the receiving institution, quantity and other applicable instructions and information. Nordion shall process such orders and ship the requested Product by major overnight courier (such as Federal Express, DHL, UPS, etc.) in the case of shipments made by Nordion North America (with title and risk relating to the Product transferring, as between Nordion North America and Guilford, with Nordion North America's delivery of Product to such common carrier), and in accordance with Annex D-2 attached hereto in the case of shipments made by Nordion Europe (with title and risk relating to the Product transferring, as between Nordion Europe and Guilford, with Nordion Europe's delivery of Product to mutually agreed carriers in the Nordion Logistics Network as contemplated in said Annex D-2), in all cases appropriately packaged and documented for arrival at the place and time designated in Guilford's order, provided that Guilford gives at least 48 hours notice of such shipment. Upon Nordion's request, Guilford will obtain and provide to Nordion, prior to shipment by Nordion, documentation evidencing proper legal authority for the receipt and possession of the Product by the recipient.

                 (c) With respect to clinical supply for the North American and European Phase III Clinical Trials, Nordion commits to manufacture and deliver to the clinical sites Product in batches of at least [ * ] shippable vials ([ * ] vials gross, net of [ * ] vials for quality control and other





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purposes) per batch (each, a "Batch"), each vial containing a single patient dose of the Product (each, a "Vial") as specified in the following sentence, utilizing [ * ] Ci of I-123 per Batch. Each Vial shall constitute one dose of Product suitable for administration at the clinical site, meeting the radioactivity (5 mCi) and other Specifications at "Reference" (i.e., noon, Pacific Time at the clinical site on the day immediately following Product synthesis, in the case of shipments by Nordion North America, and noon Central European time on the day immediately following Product synthesis, in the case of shipments by Nordion Europe). This number of Vials per Batch for the Phase III North American and European Clinical Trials constitutes a [ * ] labeling yield with I-123. Nordion will use its commercially reasonable best efforts to raise this to [ * ] labeling yield as contemplated in Section 4(k) below.

         If Nordion manufactures a Batch which yields more than [ * ] shippable Vials, without Guilford having requested such excess, such additional Vials shall be included at no additional cost as part of that Batch. If Nordion manufactures a Batch which, despite Nordion's good faith efforts, yields less than [ * ] shippable Vials, Nordion will nevertheless manufacture at its cost additional Product to make up such shortfall if Guilford has earmarked clinical subjects (up to [ * ], or such larger number previously agreed by the parties) in excess of the shippable Vials yielded by the ordered Batch. If Nordion manufactures a Batch which, despite Nordion's good faith efforts, yields less than [ * ] shippable Vials, Nordion will not be required to manufacture additional Product at its cost to make up such shortfall if Guilford did not have [ * ] clinical subjects earmarked for such Batch.

         Prior to (and where appropriate, following) each shipment, Nordion shall (i) test each Batch in accordance with the protocol set forth on Schedules E-1 and E-2, respectively, attached hereto and as may be modified by Guilford from time to time with Nordion's consent, such consent not to be unreasonably withheld, (ii) furnish Guilford (attention: Manager of Product Quality Assurance) immediately upon manufacture of each Batch and quality control release and shipment thereof with a certificate of analysis, test result sheets, Product reconciliation and yield information, copies of label specimens, all investigations and deviations, and sterility test results (such test results due within 21 days of Batch release) (collectively, the "Batch Documentation") and other documents in form and content satisfactory to Guilford, and (iii) retain all relevant records pertaining thereto as may be required by GMP and other applicable regulations. Any changes to Schedules E-1 and E-2 requested by Nordion shall be subject to the prior written approval of Guilford and all such changes much comply with all local regulatory requirements and monographs.

                 (d) In addition to the monthly written reports and the semi-weekly discussions contemplated in Section 1(a) above, Nordion will at Guilford's request during the term of this Agreement meet with Guilford and/or its designated representatives at one or both of Nordion's Product manufacturing sites no less frequently than once each calendar quarter to conduct a project review of Nordion's progress and performance under this Agreement.

                 (e) Guilford shall have the right, at reasonable times and upon reasonable prior notice, to inspect Nordion's development and manufacturing facilities in order to confirm Nordion's compliance with GLP, GMP and testing protocols, conduct quality control/quality assurance audits





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of the Development Work and/or the supply of Product under this Agreement and otherwise in connection with regulatory matters relating to the conduct of the Phase III Clinical Trials ("Audits"). Guilford may conduct such Audits itself or through a third party, in which latter case such third party shall execute an appropriate confidentiality agreement undertaking to keep confidential any confidential or proprietary information about Guilford or Nordion learned in connection with such Audit. In the event that Guilford observes a condition which causes it to believe that any of the Product or its method of development and production, tests, record keeping or other matters is not in compliance with GLP, GMP or other regulatory standards applicable to the development of the Product and the conduct of the Phase III Clinical Trials, appropriate representatives of Nordion and Guilford shall immediately meet (by conference telephone call or otherwise as appropriate) to discuss the concerns and any additions or modifications to bring the facilities, procedures or other matters into compliance. The parties agree to use their commercially reasonable best efforts to take all steps necessary to bring the production of the Product into full compliance with all applicable regulations and administrative requirements as quickly as possible. In the event the parties cannot resolve the issue of compliance, a duly qualified third party expert in applicable regulatory requirements acceptable to both parties and bound by confidentiality, shall be engaged to resolve the issue, and the decision by such third party expert shall be binding. The cost incurred with respect to said expert shall be borne equally by Nordion and Guilford. In the event the parties cannot agree on such an expert within 10 days of either party's receipt of written notification to the other of the inability to resolve such issue of compliance, the parties agree that a qualified internal or external expert named by The Weinberg Group, Inc. of Washington, D.C., bound by confidentiality, shall be accepted by the parties to make such determination.

                 (f) Nordion agrees to permit the FDA, Canadian regulatory authorities, European regulatory authorities and/or Guilford (and/or its designated agents) to inspect Nordion's Product development, manufacturing and related facilities in Vancouver and Fleurus and to cooperate fully with the FDA, Canadian regulatory authorities, European regulatory authorities and/or Guilford in connection with the conduct of the Phase III Clinical Trials and the regulatory filings relating thereto, including furnishing, at Nordion's cost, information to the FDA or such Canadian or European regulatory authority at Guilford's, the FDA's or the Canadian or European regulatory authority's request, as the case may be. The parties acknowledge and agree that representatives of Guilford will not take part in any inspection by the FDA, Canadian regulatory authorities or European regulatory authorities unless so requested by the inspecting regulatory authority.

                 (g) Without limiting any rights or remedies available to Guilford, in the event that Product not meeting the Specifications or otherwise defective is shipped by Nordion, Guilford, at the request of Nordion, shall have the right to cause such Product to be returned to Nordion or destroyed, and Nordion shall on 24 hours notice as requested by Guilford or its designate re-ship conforming Product, all at Nordion's sole cost and expense.

                 (h) Guilford, either directly or through a third party, shall supply sufficient quantities of GPI-202 and reference standards, as set forth in Section 1(b) above.





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                 (i)  Nordion will use due care in and be responsible for the setup, operation, calibration and maintenance of the Equipment, normal wear and tear excepted.

                 (j) In furtherance of the obligations set forth in paragraphs
(e) and (f) of this Section 4 above, Nordion agrees to implement the policies and procedures and to take the actions set forth on Schedule G attached. Nordion further agrees that Guilford may, with Nordion's consent, such consent not to be unreasonably withheld, modify the terms of Schedule-G from time to time upon written notice to Nordion of consecutively numbered amendments to such schedule (i.e., G-1, G-2, etc.) in the event that Guilford deems it necessary or advisable to modify such policies and procedures or other actions to ensure that Nordion is able to meet its obligations under paragraph (d) and
(e) above. The parties further acknowledge that the policies and procedures and other actions set forth in Schedule G (as it may be amended from time to time pursuant to the foregoing provisions) are designed to ensure that the Vancouver and Fleurus facilities of Nordion are found to be in compliance with GMP and other applicable regulations in the event of an inspection by the FDA and/or Canadian or European regulatory agencies, whether prior to or following clearance of a New Drug Application ("NDA") or other Canadian or European authorizations for marketing of the Product.

                 (k) Nordion agrees to use its commercially reasonable best efforts during the Development Work or the supply of Phase III Product to achieve a labeling yield of [ * ] per batch utilizing [ * ] Ci of I-123, for a batch size of [ * ] shippable Vials ([ * ] Vials gross, net of [ * ] Vials for quality control) (the "Target Commercial Yield"). Nordion based its charge to Guilford for the Development Work on the assumption of [ * ] hours labor, [ * ] Ci of I-123 and [ * ] of out-of-pocket costs (excluding the Equipment). If Nordion is unable to achieve the planned results of the Development Work because of technical difficulties, or the Target Commercial Yield, after incurring [ * ] of the foregoing labor hours and Ci of I-123 and Guilford desires Nordion to continue trying to achieve the results of the Development Work or the Target Commercial Yield, Guilford will pay Nordion [ * ] per hour for each excess hour of applied labor and [ * ] for each Ci of I-123 (or pro rata portion thereof) in excess of said [ * ] of the assumed labor hours and I-123, and any out-of-pocket expenses in excess of said [ * ]. In addition, while the parties presently contemplate that the Equipment listed on Schedules B-1 and B-2 will be sufficient to successfully complete the Development Work and timely supply Product for the Phase III Clinical Trials, the parties will discuss any additional equipment needs and if mutually agreed, Guilford will pay for such additional equipment.

                 5.  Price.

                 (a) Independent of any of the Consideration paid by Guilford to Nordion, Guilford shall pay to Nordion during the Phase III Clinical Trials the following purchase prices based on quantities of Product shipped as follows: [ * ] per each Batch of a minimum of [ * ] shippable Vials (i.e., net of Vials needed for quality control or other purposes). In addition to the foregoing amounts, Guilford shall pay for up to 1 Ci of I-123 for each conforming Batch at a rate of [ * ] per [ * ] Ci of I-123 actually used to manufacture such Batch. Any excess amounts of I-123 used to manufacture





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a Batch (unless due to Guilford's request for a Batch in excess of [ * ]
shippable Vials) shall be at Nordion's expense. Such prices shall be exclusive of any additional shipping, handling, customs and all other charges attendant to delivery of Product at the clinical sites as contemplated in this Agreement, which charges shall be for the account of Guilford, provided that it is understood by the parties that the issue of for whose account such shipping, handling and other expenses will be in a commercial supply agreement respecting the Product, if any, shall be subject to any mutual agreement in a definitive commercial supply agreement.

                 (b) Guilford agrees to pay for each Batch of Product manufactured pursuant to its order no later than 30 days following receipt of Nordion's duly completed invoice therefor and the Batch Documentation.

                 6.       Commercial Supply Agreement.

                 In the event that Guilford determines in its sole and exclusive discretion to file, and thereafter files, an NDA with the FDA or a dossier with the regulatory agency for any of the United Kingdom, France, Germany or Italy for marketing clearance for the Product during the term of this Agreement, the parties shall during a period of ninety (90) days following the first filing of any such regulatory submission (whether or not such ninety
(90) day period extends beyond the term set in Section 7 below), engage in exclusive negotiations respecting a definitive commercial supply agreement for the Product. If the parties fail to agree, execute and exchange a definitive supply agreement within such 90 day negotiation period, Guilford shall thereafter be free to negotiate or enter into a supply agreement for the Product with any other party.

                 7. Term. This Agreement shall commence as of the date first appearing above and (unless earlier terminated in accordance with the terms hereof) shall expire on December 31, 2000.

                 8.  Termination.

                 (a) Prior to completion by Nordion of the Development Work, this Agreement may be terminated upon 30 days' written notice by Guilford for any reason. Upon receipt of any such termination notice, Nordion shall use its commercially reasonable best efforts to wind down the Development Work as quickly and economically as possible. Upon any such termination: (i) Nordion shall be entitled to all payments earned and due (or to become due) to Nordion as set forth in Schedule C attached hereto through such date of termination;
(ii) Guilford shall reimburse Nordion for all direct out-of-pocket expenditures relating to performance of the Work not covered by clause (i) above, including any cancellation fees or penalties unavoidably incurred by Nordion, against supporting documentation in reasonable detail; and (iii) Guilford shall pay Nordion any cancellation fee which may be payable pursuant to Section 4(a) above.

                 (b) Following completion of the Development Work, this Agreement may be terminated upon 30 days' written notice by Guilford in the event Guilford elects for any reason in its sole discretion to terminate the Phase III Clinical Trials, provided, however, that in the event





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                              EXCHANGE COMMISSION

Guilford determines to terminate either the North American Phase III Clinical Trials or the European Phase III, Guilford may, in its sole discretion, may terminate this Agreement under this subsection 8(b) solely with respect to Nordion North America or Nordion Europe, as the case may be. In the event of any such termination following completion of the Development Work, Guilford shall pay Nordion any cancellation fee which may be payable pursuant to Section 4(a) above.

                 (c) This Agreement may be terminated by either party (i) upon material breach by the other and failure to cure within 30 days following written notice of demand to cure and (ii) following an Extended Force Majeure Event, and in each such case, without prejudice to any and all rights, remedies and defenses available to the parties hereto; provided, however, that Guilford, in its sole discretion, may terminate this Agreement under this subsection 8(c), solely with respect to either Nordion North America or Nordion Europe, in the event of an uncured material breach on the part of, or an Extended Force Majeure Event affecting, Nordion North America or Nordion Europe, respectively. For purposes of this subsection, "material breach" shall include, but not be limited to, the failure of Nordion to implement and maintain the policies and procedures or take the actions set forth on Schedule G attached hereto.

                 (d) This Agreement may be terminated by either Guilford or Nordion North America in the event the other party (i) applies for or consents to the appointment of a receiver, conservator, trustee, liquidator, custodian or other judicial representative for itself or any substantial portion of its assets or properties; (ii) admits in writing its inability to pay its debts as they become due; (iii) makes an assignment for the benefit of its creditors;
(iv) has an order for relief filed by a bankruptcy court for or against it or is adjudicated insolvent; or (v) files a voluntary petition admitting bankruptcy or an arrangement with creditors or takes advantage of any bankruptcy, insolvency, readjustment or debt, dissolution or liquidation law or statute, or files an answer admitting the material allegations of a petition filed against it in any proceeding; (vi) or a decree is entered by any court of competent jurisdiction approving a petition seeking reorganization or appointing a receiver, conservator, trustee, liquidator, custodian or other judicial representative, and such order, judgment or decree continues in effect for a period of sixty (60) consecutive days.

                 (e) The accrued rights and obligations of the parties shall not be affected by any termination of this Agreement. Furthermore, upon termination of this Agreement for any reason by any party, and irrespective of any claims, rights or remedies Guilford or Nordion may have against the other under this Agreement, Nordion agrees to deliver immediately to Guilford: (i) subject to Section 20, below, all work product (including partial results, drafts and notes, in all tangible media including electronic format, works in progress and patents, know-how and other intellectual property) created or worked on by Nordion in, and relating directly to, the performance of its obligations under this Agreement; (ii) any inventory of Product or precursors thereto; (iii) any materials received from Guilford or other sources in order for Nordion to perform its obligations under this Agreement; (iv) all Equipment procured by Nordion (shipped in accordance with Guilford's instructions at Guilford's cost and risk), provided that, in the event removal of any semi-automatic dispenser purchased and commissioned by Nordion pursuant to this Agreement is not practical, the parties shall negotiate in good faith regarding a fair disposition of same; and (v) a





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report in reasonable detail outlining the status of the foregoing, and to do all things and execute documents as Guilford may request to transfer the Drug Master Files to Guilford or its designate, all so that such termination or the pursuit of any such claims, rights and remedies shall not interfere with the timely development of the Product by Guilford in its absolute discretion.

                 9.  Indemnities.

                 (a) Guilford, on the one hand, and Nordion, on the other, shall indemnify and hold harmless the other and such other's directors, officers, shareholders, employees, agents and representatives ("Indemnitees") from and against all losses, costs (including reasonable attorney fees and expenses, including allocated in-house legal costs) or damages suffered or incurred by Indemnitees (whether in respect of damage to or destruction of property, personal injury or death or claims therefor by third parties or otherwise) which may be caused by or arise from the breach of its obligations under this Agreement or its negligence or that of its directors, officers, employees, agents, or representatives; provided, however, that such recovery shall by reduced proportionately to the extent such losses, costs or damages are caused by the negligence, gross negligence, willful misconduct, or inaction of any Indemnitee.

                 (b) If Nordion is subject to allegations of or sued for patent infringement or infringement of other intellectual property rights anywhere in the world with respect to its pre-clinical and clinical manufacture and distribution of the Product pursuant to the terms of this Agreement initiated by a third party asserting infringement of its rights respecting the Product, or if Guilford is subject to allegations of or sued for patent infringement or infringement of other intellectual property rights anywhere in the world initiated by a third party asserting infringement of its rights respecting the manufacturing methods or materiel (other than GPI-202 or the reference standards furnished to Nordion by Guilford) used by Nordion in its manufacture of the Product, then Guilford or Nordion, as the case may be, will indemnify the other and hold such indemnified party harmless and defend against such suits. Such indemnification is conditioned upon prompt notification by the indemnified party to the indemnifying party of such suit. The indemnifying party shall, at its expense and sole discretion, have control of such litigation and all matters related thereto, including settlement. The foregoing in this subsection 9(b) notwithstanding, Guilford shall not be liable to Nordion under such indemnity if such suit is based on the manufacture or use of the Product by Nordion in a manner not specified by the terms of this Agreement (e.g., manufacture of the Product not in compliance with the Specifications).

                 (c) This Section 9 will survive any termination of this Agreement.

                 10.  Force Majeure.   Neither party shall be held liable to
the other for default or delay in the performance of its obligations under this Agreement due to an act of God, accident, fire, flood, storm, riot, sabotage, explosion, strike, labor disturbance, national defense requirements, governmental law, ordinance rule or regulation, whether valid or invalid, inability to obtain electricity or other types of energy, raw materials, labor, equipment or transportation, or any other event beyond its reasonable control. A party shall give the other immediate notice of any





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occurrence, and cessation, of any such event of force majeure and shall use its commercially reasonable best efforts to resolve any such occurrence as quickly as possible. In the event that Nordion is not able to perform its obligations under this Agreement for a period of 30 consecutive days (or 45 days out of any 90 consecutive day period) due to force majeure (an "Extended Force Majeure Event"), Guilford may, at its sole and exclusive option, terminate this Agreement pursuant to the provisions of subsection 8(c) above.

                 11.  Confidentiality.

                 (a) Nordion acknowledges that it may be provided with and develop confidential and/or proprietary information relating to Guilford, the Product, the Development Work, and related matters in the course of its performance under this Agreement. During the term of this Agreement and thereafter for a period of fifteen (15) years, Nordion agrees not, either directly or indirectly, to use for its own benefit or disclose to any person, company, business or other entity or otherwise publicly disclose any information received or derived from Guilford except to the extent such information: (i) was in the public domain at the time Nordion learned of such information under this Agreement; (ii) comes into the public domain through no fault of Nordion; (iii) except for information previously disclosed to Nordion pursuant to the U.S. Phase II Agreement, the European Phase II Agreement or other agreements between Nordion and Guilford (which agreements shall govern the disclosure of such information), was in Nordion's possession at the time it learned of such information under this Agreement, and that can be demonstrated with sufficient documentary evidence to that effect; (iv) is obtained by Nordion from third parties not directly or indirectly under an obligation of confidentiality to Guilford, and Nordion can so demonstrate with sufficient documentary evidence to that effect; (v) is developed independently by Nordion without reference to such information, and that can be so demonstrated with sufficient documentary evidence to that effect; or (vi) is required to be disclosed by law or requested by the FDA or other regulatory authorities in connection with Guilford's development, or clinical use, of the Product; provided, however, that Nordion shall promptly notify Guilford of any disclosure required by this clause (vi) in order to give Guilford a reasonable opportunity to challenge such disclosure or to request confidential treatment for such information.

                 (b) Nordion may provide Guilford from time to time under this Agreement with confidential and/or proprietary information relating to Nordion and its development and manufacturing processes and other matters. Guilford will keep such information (other than information subject to the exceptions set forth in clauses 11(a)(i) through (vi) above, but with "Guilford" and "Nordion" substituted for each other in (i) through (vi)) confidential; provided, however, that nothing herein shall be deemed to limit Guilford, either directly or through third parties, in any way from developing and commercializing the Product and using the information and work commissioned by Guilford and furnished by Nordion relating to the performance of the Development Work and the supply of Product pursuant to this Agreement in connection with Guilford's development and commercialization of the Product, conduct of the Phase III Clinical Trials and regulatory filings with the FDA and any other regulatory authorities respecting the Product.





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                 (c)  If either Nordion or Guilford breaches its obligations under this Section 11, the other shall not thereby be released from its obligations under this Section 11. Confidential information disclosed by one party hereto to the other which is specific shall not be deemed to be within any of the above exceptions listed in (i) through (vi) in Section 11(a) above merely because it is embraced by more general information coming within one of the exceptions. Any combination of features disclosed to a receiving party shall not be deemed to be within any exception merely because individual features thereof fall within one of the exceptions. The provisions of this
Section 11 shall survive any termination of this Agreement.

                 12. Non-Competition. During the term of this Agreement, Nordion will not perform development or manufacture and supply services, whether as principal, agent, third party contractor or otherwise for any company, business or other entity in any manner which directly competes with the Product. A product shall be deemed to "directly compete" with the Product only in the event it can be used or developed as an I-123 imaging diagnostic for Parkinson's disease and involves binding to the dopamine transporter.

                 13. Independent Contractor. Nothing in this Agreement shall constitute Nordion as an employee or agent of Guilford and at all times Nordion shall, for all purposes, be an independent contractor.

                 14. Notices. Any notice given pursuant to this Agreement will be written and personally delivered, sent by facsimile against answerback, or mailed by registered or certified mail or via a major recognized overnight courier service, postage prepaid and return receipt requested, to the parties addressed as follows:

                 if to Guilford:

                 Guilford Pharmaceuticals Inc.
                 6611 Tributary Street
                 Baltimore, Maryland  22124
                 Attention: General Counsel
                 Fax No.:    (410) 631-6899

                 if to Nordion or to Nordion North America:

                 MDS Nordion Inc.
                 447 March Road, P.O. Box 13500
                 Kanata, Ontario  K2K 1X8  CANADA
                 Attention: Vice President, General Counsel & Corporate
                              Secretary
                 Fax No.: (613) 592-8121

                 to Nordion Europe:





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                 MDS Nordion S.A.
                 Zoning Industrial
                 B-6220
                 Fleurus, Belgium
                 Attention: Managing Director
                 Fax No.: 011-32-71-829221

All payments to Nordion shall be paid in U.S. dollars and shall be sent pursuant to the instructions on the invoice.

All notices shall be effective upon the day of delivery, if personally delivered or faxed against answerback; the next business day following dispatch, if sent on a business day by overnight courier; or three business days after dispatch, if mailed.

                 15. Governing Law; Jurisdiction. In the event that an unresolved dispute arises over the enforcement, interpretation, construction, or breach of this Agreement, it shall be litigated in the U.S. District Court for Maryland or the Maryland State Circuit Courts located in Baltimore City, Maryland, U.S.A., and Nordion hereby irrevocably submits to the exclusive jurisdiction of such courts for all purposes with respect to any legal action or proceeding in connection with this Agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland (without regard to any rules or principles of conflicts of law that might look to any jurisdiction outside Maryland).

                 16. Entire Agreement. This Agreement, the Schedules and the Annexes attached hereto constitute the entire understanding and agreement of the parties respecting payment by Guilford for services provided by Nordion to Guilford relating to the Development Work and supply of the Product for Phase III Clinical Trials and supersede any and all prior agreements or arrangements, written or oral, between the parties relating thereto. The foregoing notwithstanding, this Agreement in no way shall be construed to amend, modify or supersede prior agreements between Nordion and Guilford, including without limitation, the U.S. Phase II Agreement and the European Phase II Agreement, with respect to the supply of the Product for other clinical trials or respecting other activities.

                 17. Amendments; Waivers. Unless otherwise provided in this Agreement, this Agreement may not be amended or supplemented in any way except by a written document signed by the party against whom such amendment or supplement is sought to be enforced. The failure on the part of either party to enforce, or any delay in enforcing, any right, power or remedy that such party may have under this Agreement shall not constitute a waiver of any such right, power or remedy, or release the other party from any obligations under this Agreement, except by a written document signed by the party against whom such waiver or release is sought to be enforced.

                 18. Severability. In the event that any term of this Agreement is held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other





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portion of this Agreement, and there shall be deemed substituted therefor such term as will most fully realize the intent of the parties as expressed in this Agreement to the fullest extent permitted by applicable law, the parties hereby declaring their intent that this Agreement be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible.

                 19. Successors and Assigns; No Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however that this Agreement may not be assigned by Guilford, on the one hand, or Nordion, on the other hand, without the prior written consent of Guilford or Nordion North America, as the case may be; provided further, however, that Nordion North America will not unreasonably withhold, delay or condition its consent in the event Guilford desires to assign this Agreement (a) in connection with the transfer or sale of all or substantially all of its assets or business, the sale or transfer of all or substantially the assets relating to Guilford's DOPASCAN(R) Injection development program, or Guilford's merger or consolidation with another company or entity or (b) in whole or in part to any corporate affiliate of Guilford (in any case, such consent to be considered given hereunder in the event that within ten (10) days of the receipt of Guilford's notice of its desire to assign this Agreement in whole or in part, Nordion North America does not respond in writing that it is withholding such consent and listing the reasons for withholding such consent).

                 20. Intellectual Property. All work product provided or created or inventions (patentable or patented), improvements or developments made or invented by Nordion directly relating to the Product and its precursors and intermediate components and the radiolabeling thereof, and their development, synthesis or manufacture in the course of performance under this Agreement and the European Phase II Agreement (collectively, "Product Technology"), shall be and remain the property of Guilford and work made for hire commissioned by Guilford, which shall retain the intellectual property rights therein, subject to Nordion's perpetual, worldwide, royalty-free right to utilize such Product Technology for any application to any product; provided , however, that Nordion (including its successors and assigns) shall not have the right to utilize any and all Product Technology which constitutes a patentable invention(s) (whether or not a patent application is actually filed with respect to any such patentable invention(s)) in a manner that "directly competes", as defined in Section 12 above, with the Product for a period beginning on the date of this Agreement and ending five (5) years after the expiration or earlier termination of this Agreement; and provided further, that with respect to [ * ] (the "[ * ] Technology"), Nordion (including its successors and assigns) shall not have the right to utilize such [ * ]Technology in a manner that "directly competes", as defined in Section 12 above, with the Product for a period beginning on the date of this Agreement and ending upon [ * ]. Nordion will execute all documents and do all things as Guilford may reasonably request to further vest and perfect Guilford's interest in same. Guilford acknowledges that Nordion possesses at the time of execution of this Agreement proprietary information, trade secrets and know how relating to radiolabeling techniques and processes and that Nordion may develop new radiolabeling techniques and processes in the course of performing under this Agreement. Except to the extent set out in the first sentence of this Section 20, such technology shall be and remain the sole property of Nordion. This
Section 20 shall survive the expiration or





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earlier termination of this Agreement.  In addition, the provisions of this
Section 20 shall be deemed to modify and supersede those of section 19 of the European Phase II Agreement with respect to Product Technology developed under the European Phase II Agreement.

                 21. Subcontractors and Assignees. Nordion shall not have the right to subcontract or assign a third party to perform its development and manufacturing obligations under this Agreement without the prior written consent of Guilford, which consent Guilford shall have the right to withhold for any reason in its sole discretion, provided that the parties understand that Nordion may without such consent use subcontractors or consultants, bound by appropriate confidentiality obligations, to assist or support its performance of this Agreement (e.g., without limitation, consulting with academic experts regarding technical issues and utilizing a contract service to perform confirming analyses).

                 22. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 23. Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning of the terms and conditions of this Agreement.

                 24. Dispute Resolution. Notwithstanding anything contained in this Agreement to the contrary, if any dispute arises between the parties relating to or arising out of this Agreement, appropriate representatives of the parties shall first use commercially reasonable efforts to negotiate in good faith a resolution of the dispute as expeditiously as is reasonably practicable. If such representatives of the parties are unable to resolve the dispute within 15 business days after each party has been apprised of the dispute, either party shall have the right, exercisable by delivering written notice thereof to the other party, to refer the dispute to the Senior Vice President, Drug Development (or if not available, a higher ranking officer) of Guilford and the Vice President, Technology and Business Development (or if not available, a higher ranking officer) of Nordion (together, the "Senior Executives"). If either party exercises such right, the Senior Executives shall use commercially reasonable efforts to negotiate in good faith a resolution of the dispute as expeditiously as is reasonably practicable. If the dispute is not resolved within 20 business days after the date that a party referred the matter to the Senior Executives (or such other period of time as the parties may mutually agree), each party shall have the right to initiate and pursue any remedy available to it at law or in equity under Section 15 of this Agreement.

                 25. Product Liability Insurance. Guilford, at its own expense, shall establish and maintain during the term of this Agreement, reasonable product liability insurance coverage for the Phase III North American and European Clinical Trials with a limit of liability of not less than $10 million. Guilford will furnish Nordion with a Certificate of Insurance evidencing Nordion's inclusion as an additional insured on said insurance policy or policies. In the event of claims being made by reason of personal injury against one party hereto on which the other party is or may be liable, the policy of insurance shall cover each of the parties hereto against whom a claim is made, always subject to the terms and limits of the policy. Nothing contained in this paragraph shall be





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deemed to limit in any way the indemnification provisions contained in this
Agreement.





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                 IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


GUILFORD PHARMACEUTICALS INC.            MDS NORDION INC.


By:/s/ David R. Savello                  By:/s/ David J.R. Evans
   ----------------------------             ------------------------------------
Name: David R. Savello                   Name: David J.R. Evans
Title: Senior Vice President, Drug       Title: Vice President, Technology &
       Development                              Business Development


                                         MDS NORDION S.A.


                                         By:/s/ Brian P. Armstrong
                                            ------------------------------------
                                         Name: Brian P. Armstrong
                                         Title: Managing Director





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                                                                    Schedule A-1

                    DEVELOPMENT WORK - NORDION NORTH AMERICA

                     DOPASCAN PHASE III DEVELOPMENT PROGRAM
                          SUMMARY OF THE SCOPE OF WORK


[ * ]





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                                                                    Schedule A-2

                       DEVELOPMENT WORK - NORDION EUROPE

                     DOPASCAN PHASE III DEVELOPMENT PROGRAM
                          SUMMARY OF THE SCOPE OF WORK


[ * ]





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                                                                    Schedule B-1

                     EQUIPMENT LIST- NORDION NORTH AMERICA


[ * ]





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                                                                    Schedule B-2

                        EQUIPMENT LIST - NORDION EUROPE


[ * ]





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                                                                      Schedule C

                                PAYMENT SCHEDULE


[ * ]





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                                                                    Schedule D-1

              SPECIFICATIONS FOR PRODUCTS - NORDION NORTH AMERICA


[ * ]





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                                                                   Schedule D -2


                  SPECIFICATIONS FOR PRODUCT - NORDION EUROPE


[ * ]





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                                                                    Schedule E-1

            TESTING PROTOCOL FOR PRODUCTS - NORDION NORTH AMERICA


[ * ]





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                                                                    Schedule E-2

                 TESTING PROTOCOL FOR PRODUCTS - NORDION EUROPE


[ * ]
 .





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                                                                    Schedule F-1

NON-RADIOACTIVE REFERENCE STANDARDS TO BE SUPPLIED BU GUILFORD TO NORDION NORTH
                                    AMERICA



[ * ]





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                                                                    Schedule F-2

   NON-RADIOACTIVE REFERENCE STANDARDS TO BE SUPPLIED BU GUILFORD TO NORDION
                                    EUROPE




[ * ]





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                                                                      Schedule G
                     POLICIES, PROCEDURES AND OTHER ACTIONS


Each of Nordion North America and Nordion Europe covenant to implement the following policies and procedures and to take the following other actions set forth below:

A.

1. Nordion will be responsible for the manufacturing and quality control of the Product in accordance with the chemical and pharmaceutical documentation pertaining to the Phase III Clinical Trials.

2. Nordion will be responsible for the quality control of any starting material used in the manufacture of the Product.

3.  Nordion agrees to be subject to GMP inspections by health authorities.

B.

1. A program for sanitization and environmental monitoring for viable and non-viable organisms, during each day of Product manufacture, shall be implemented to the satisfaction of Guilford for Phase III manufacturing.

2. Proper calibration and validation of all major pieces of equipment shall be performed to the satisfaction of Guilford throughout Phase III.

3. Immediate notification of the Guilford Manager of Product Quality Assurance of all Product non-conformance issues will be implemented by Nordion.

4. Proper investigation of all Product complaints (including shipping problems) will be performed by Nordion within 60 days of receipt. Immediate notification of all Product complaints to the Guilford Manager of Product Quality Assurance and copies of completed investigations will be provided within 10 business days of completion.

5. Prior notification to the Guilford Manager of Product Quality Assurance regarding use of revised master batch records or revised Product specifications.

6. As permitted by Section 4(d) of the Agreement, Nordion permits the Guilford Director, Corporate Quality Assurance to audit its facilities, to have access to the suppliers audit reports and, if required, to perform joint suppliers audit with Nordion.

7. Nordion must maintain a formal supplier qualification and management program.





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8.  In case of an interruption in the manufacturing of the Product for at least
2 months, Nordion is required to perform stability testing on the first Batch produced following the interruption in order to insure that the Product will meet Specifications throughout its shelf-life. If a confirmed result indicates the Product has failed to remain within Specifications for a Batch that has been released, Nordion is required to notify Guilford immediately.
Notification will include discussion of problems, data available and path forward. In addition, a copy of the investigation report or information on corrective action(s) should be sent to the Guilford Manager of Product Quality Assurance as soon as they become available.

 9. It shall be the responsibility of Guilford and Nordion to develop an effective system for promptly and at any time, recalling Product from the distribution network. Nordion has the responsibility to provide any data or information to Guilford that could result in a Product recall. The parties will consult on the necessity of recall or withdrawal.

It shall be the responsibility of Guilford to notify competent regulatory authority and clinical investigators of a Product recall. It shall be the responsibility of Guilford to advise clinical investigators how to return or dispose of recalled Product.

10. Nordion production personnel GMP training must be reviewed, updated and tracked as required.

11. The release of each Batch of Product is the responsibility of Nordion, to be performed by certain "Designated Employees" of Nordion based on the control of starting materials, production records, in process controls and controls on the Product.

12. All manufacturing, quality control and analytical records and documentation and reference samples shall be kept by Nordion and shall be made available for inspection by Guilford upon request. Nordion shall be responsible for updating the foregoing documentation and records in light of scientific advancement and developments regarding relevant standards, regulations and official monographs.

13.   Contacts:

GUILFORD:   Tina Eaton, Guilford Manager of Product Quality Assurance, Phone:
(410) 631-6357, Pager No.: (410) 743-7049, Fax No.: (410) 631-5020; Frank
Butler, Guilford Director of Corporate Quality Assurance, Phone: (410)631-6368, Fax. No.: (410) 631-6338; or such other person(s) as Guilford may substitute by written notice to Nordion.

NORDION: Brian Abeysekera, Ph.D., Manager, Quality, Safety & Regulatory Affairs (Phone: (604) 228-8952 (ext. 103);Fax. No.: (604) 222-2724) and Robert
Contineau, Ph.D.,  (Phone: 32-71-82-9721; Fax. No.: 32-71-82-9221) shall be the
Designated Employees for Nordion North America and Nordion Europe, respectively. Nordion may substitute other persons as Designated Employees by written notice to Guilford.